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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   -----------

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  MAY 12, 2000

                        Commission File Number: 333-57209

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                        OUTSOURCING SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                             33-0597491
         (State or other jurisdiction                (I.R.S. Employer
       of incorporation or organization)           Identification No.)


         650 FIFTH AVENUE, 14TH FLOOR
                 NEW YORK, NY                             10019
   (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (212) 957-6368

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS:

On February 29, 2000, pursuant to a stock purchase agreement dated February 29th, 2000, Outsourcing Services Group, Inc. (the "Company") acquired all of the issued and outstanding stock of Precision Packaging and Services, Inc., an Ohio Corporation ("Precision"), and the related real estate from the Susan L. Purkrabek Small Business Trust, an electing small business trust, the David G. Knust Small Business Trust, an electing small business trust and K.P. Properties, an Ohio general partnership controlled by Ms. Purkrabek and Mr. Knust (the "Sellers") for $42.4 million. Precision is a contract manufacturer of consumer products (i.e., high-speed liquid filling, cartoning, shrink wrapping, packaging) for some of the largest U.S. consumer products companies. The Company plans for Precision to continue in this line of business. The Company drew against its existing revolving credit facility to pay Sellers.


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS:

           (a)  Financial statements of business acquired.

                Financial statements and accompanying notes of Precision Packaging and Services, Inc. as of January 1, 2000, January 2, 1999 and December 27, 1997, and for the years then ended, and Independent Auditors' Report.

           (b)  Pro forma financial information.

                Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999.

                Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999

                Notes to Unaudited Pro Forma Consolidated Financial Statements.

           (c)  Exhibits.

                (1) * Stock purchase agreement, dated February 29, 2000, among the Sellers and the Company.

                      * Previously filed.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned hereunto duly authorized.

                                     OUTSOURCING SERVICES GROUP, INC.


Dated:   May 12, 2000                /s/ Perry Morgan
                                     ---------------------------------------
                                     Perry Morgan
                                     Chief Financial Officer, Vice President
                                     And Secretary (Principal Financial and
                                     Accounting Officer)


                                       3
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              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


On February 29, 2000, the Company acquired Precision in a stock and asset acquisition for a cash purchase price of $42.4 million (the "Precision Acquisition"). The Company also incurred various transaction-related expenditures. The acquisition has been accounted for by the purchase method of accounting, which contemplates an allocation of the acquisition cost to the acquired company's assets and liabilities based upon their fair value.

The following unaudited pro forma consolidated balance sheet as of December 31, 1999 reflects the historical consolidated balance sheets of the Company and Precision, adjusted to give effect to the Precision Acquisition and the simultaneous incurrence of additional indebtedness to acquire Precision, as if such transaction had occurred on December 31, 1999.

The following unaudited proforma consolidated statements of operations for the year ended December 31, 1999 reflect the historical financial statements of the Company and Precision, adjusted to give effect to the Precision Acquisition as if such transactions had occurred on January 1, 1999.

The unaudited pro forma consolidated financial statements should be read in conjunction with the respective historical audited financial statements, of Precision contained herein and the historical audited consolidated financial statements of the Company.

The pro forma adjustments are based upon available information and upon certain assumptions that the Company's management believes are reasonable given the circumstances. The unaudited pro forma consolidated financial statements are provided for comparative purposes only and are not necessarily indicative of the results that would have occurred had the transaction happened on the dates indicated or that may be achieved in the future.


                                       4

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                        OUTSOURCING SERVICES GROUP, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)


                                              Outsourcing
                                            Services Group,                                 Pro Forma
                                                  Inc.               Precision             Adjustments          Total Pro Forma
                                           -------------------   -------------------    -------------------     -----------------
ASSETS
CURRENT ASSETS:
   Cash                                           $     2,530            $      592             $        -            $    3,122
   Short-term investments                                 254                     -                      -                   254
   Accounts receivable, net                            36,206                 4,527                      -                40,733
   Other receivables                                    2,372                     -                      -                 2,372
   Inventories, net                                    30,848                 1,674                      -                32,522
   Prepaid expenses and other current
   assets                                               1,085                    51                      -                 1,136
   Deferred income taxes, current                       3,555                     -                      -                 3,555
                                           -------------------   -------------------    -------------------     -----------------
      Total current assets                             76,850                 6,844                      -                83,694
PROPERTY AND EQUIPMENT, net                            33,342                 1,598                  6,000  a
                                                                                                     1,720  b             42,660
GOODWILL, net                                          74,179                     -                 30,357  c            104,536
DEFERRED INCOME TAXES, non current                      3,051                     -                      -                 3,051
DEFERRED FINANCING COSTS, net                           6,243                     -                      -                 6,243
ENVIRONMENT INSURANCE RECEIVABLE                          350                     -                      -                   350
DUE FROM CCL                                            3,376                     -                      -                 3,376
OTHER ASSETS                                            1,434                    59                      -                 1,493
                                           -------------------   -------------------    -------------------     -----------------
                                                 $    198,825           $     8,501           $     38,077           $   245,403
                                           ===================   ===================    ===================     =================


LIABILITIES, REDEEMABLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Trade accounts payable                        $     29,513           $     1,851             $        -           $    31,364
   Accrued expenses                                    15,074                   172                  1,255  d             16,501
   Deferred income taxes, current                         274                     -                      -                   274
   Other current liabilities                               91                     -                    975  e              1,066
                                           -------------------   -------------------    -------------------     -----------------
      Total current liabilities                        44,952                 2,023                  2,230                49,205
DEFERRED INCOME TAXES, non current                      3,406                     -                      -                 3,406
ENVIRONMENTAL CONTINGENCIES AND OTHER
LIABILITIES                                             8,348                     -                      -                 8,348
LONG-TERM DEBT                                        112,413                     -                 42,325  f            154,738
                                           -------------------   -------------------    -------------------     -----------------
      Total liabilities                               169,119                 2,023                 44,555               215,697
REDEEMABLE PREFERRED STOCK                              4,679                     -                      -                 4,679
STOCKHOLDERS' EQUITY:
   Common stock                                             3                     1                     (1) g                  3
   Common stock warrants                                  663                     -                      -                   663
   Additional paid-in capital                          32,140                    19                    (19) g             32,140
   Notes receivable from stockholders                    (764)                    -                      -                  (764)
   Accumulated deficit                                 (7,083)                6,458                 (6,458) g             (7,083)
   Accumulated other comprehensive income                  68                     -                      -                    68
                                           -------------------   -------------------    -------------------     -----------------
      Total stockholder's equity                       25,027                 6,478                 (6,478)               25,027
                                           -------------------   -------------------    -------------------     -----------------
                                                 $    198,825           $     8,501           $     38,077           $   245,403
                                           ===================   ===================    ===================     =================


       See notes to unaudited pro forma consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.
        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE
                             LOSS (Unaudited)
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)



                                               Outsourcing
                                             Services Group,                                 Pro Forma
                                                  Inc.                Precision             Adjustments           Total Pro Forma
                                            ------------------    -------------------    ------------------      ------------------
NET REVENUES                                      $   257,040           $     38,745            $        -            $    295,785
COST OF GOODS SOLD                                    219,497                 29,832                  (960) h              248,369
                                            ------------------    -------------------    ------------------      ------------------
GROSS PROFIT                                           37,543                  8,913                   960                  47,416
SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES                                               23,658                  1,706                 2,024  c               27,388
                                            ------------------    -------------------    ------------------      ------------------
INCOME FROM OPERATIONS                                 13,885                  7,207                (1,064)                 20,028
FOREIGN CURRENCY TRANSLATION GAIN                         446                      -                     -                     446
INTEREST EXPENSE (INCOME), net                         13,486                    (40)                3,915  f               17,361
                                            ------------------    -------------------    ------------------      ------------------
INCOME BEFORE PROVISION FOR INCOME
TAXES                                                     845                  7,247                (4,979)                  3,113
PROVISION FOR INCOME TAXES                             (1,096)                   (73)                 (848) i               (2,017)
                                            ------------------    -------------------    ------------------      ------------------
NET INCOME (LOSS)                                        (251)                 7,174                (5,827)                  1,096
ACCRETION AND DIVIDENDS ON PREFERRED STOCK               (248)                     -                     -                    (248)
                                            ------------------    -------------------    ------------------      ------------------
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
   SHAREHOLDERS                                          (499)                 7,174                (5,827)                   (848)
                                            ------------------    -------------------    ------------------      ------------------
OTHER COMPREHENSIVE LOSS:
   FOREIGN CURRENTLY TRANSLATION ADJUSTMENT                (8)                     -                     -                     (8)
                                            ==================    ===================    ==================      ==================
COMPREHENSIVE INCOME (LOSS)                       $      (259)          $      7,174            $   (5,827)           $     1,088
                                            ==================    ===================    ==================      ==================
EARNINGS (LOSS) PER SHARE:
NET INCOME (LOSS) PER SHARE - BASIC AND
DILUTED                                           $     (0.07)                                                        $      0.32
                                            ==================                                                   ==================

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
   STOCKHOLDERS - BASIC AND DILUTED              $      (0.14)                                                        $      0.25
                                            ==================                                                   ==================

WEITGHTED AVERAGE COMMON SHARES - BASIC AND
   DILUTED                                          3,444,182                                                            3,444,182
                                            ==================                                                   ==================


       See notes to unaudited pro forma consolidated financial statements.

                        OUTSOURCING SERVICES GROUP, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

a. On February 29, 2000 (the "Closing Date"), the Company also acquired from K.P. Properties, an entity owned and controlled by the owners of Precision, certain real property including land and building which serves as Precision's manufacturing facility for $6,000. Based on an appraisal of the property, the purchase price has been allocated between land and building at $374 and $5,626, respectively. Accordingly, the pro forma consolidated financial statements reflect an increase in depreciation using a 30-year remaining useful life on the building.


b. Based on an appraisal of the equipment acquired in the Precision Acquisition, the basis in the equipment acquired was increased by $1,720 over the net book value at December 31, 1999 at Precision. Accordingly, in the pro forma consolidated financial statements this increase was amortized over the estimated remaining useful life of these assets of 6 years.

c. On the Closing Date, the Company completed its acquisition of Precision in a stock and asset acquisition accounted for under the purchase method of accounting. Consequently, goodwill increased by approximately $30,357. The pro forma consolidated financial statements reflect the amortization of this increase in goodwill on a straight-line basis, preliminarily over 15 years pending completion of an in depth review of the valuation of the acquisition.

d. Represents the Company's various costs to acquire Precision including legal, accounting, transaction fees due StoneCreek Capital pursuant to the Company's existing management agreement with StoneCreek Capital and other estimated expenses.

e. Represents the Company's estimated obligation under the terms of the purchase agreement to subrogate the Sellers for the potential federal tax liability up to a maximum of $1,000 that they might incur in treating this transaction, for their tax purposes, as a "Deemed Asset" sale. The built-in gain is currently estimated to be $2,788.

f. In connection with the closing, the Company drew $42,325 against it's revolving credit facility. As such, the pro forma consolidated financial statements include interest expense on the borrowing at 9.25% for each year presented.

g. Represents the elimination of Precision's pre-acquisition common stock, additional paid-in-capital and accumulated retained earnings as if the acquisition were effective on December 31, 1999.

h.       Pro forma adjustments to Cost of Goods sold are as follows:


                                                                                               1999
                                                                                         -------------------
                        Building Depreciation on $5,626 over 30 years                           $       188
                        Equipment  Depreciation  on  $1,720  over  6  years  (estimated
                             remaining useful life)                                                     286
                        Elimination  of real property  rent for real property  acquired
                             in transaction                                                         (1,020)
                        Elimination  of  equipment  rent  for  equipment   acquired  in
                             transaction                                                              (414)
                                                                                         -------------------
                        Total Net Adjustment to Cost of Goods sold                             $      (960)
                                                                                         ===================

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                        OUTSOURCING SERVICES GROUP, INC.
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

Continued

i. Pro forma adjustments to the provision for income taxes are as follows:

                                                                                                       1999
                                                                                                -------------------
                  Income before provision for income taxes for Precision                              $      7,247
                  Add net adjustment to cost of sales as shown in footnote h above                             960
                  Less amortization of goodwill                                                             (2,024)
                  Less pro forma interest expense adjustment                                                (3,915)
                                                                                                -------------------
                  Pro forma adjusted income before provision for income taxes for Precision                  2,268
                  City income tax at 1%                                                                         23
                                                                                                -------------------
                  Pro forma adjusted income before federal and state taxes for Precision                     2,249
                  Combined federal and state tax at 40%                                                        898
                                                                                                -------------------
                  Total taxes including federal, state and city taxes                                          921
                  Less city income taxes as currently reflected                                                (73)
                                                                                                -------------------
                  Net pro forma tax adjustment required                                                $       848
                                                                                                ===================

   Precision had not recorded a provision for federal and state income taxes previously because of its S-Corporation status.

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